Exhibit 99.1

FOR IMMEDIATE RELEASE

May 8, 2012

Analyst Contacts: Max Kuniansky, (702) 402-5627

Britta Carlson, (702) 402-5624

Media Contact: Karl Walquist, (775) 834-3891

NV Energy Reports First Quarter Earnings, Increases Dividend 31% and Initiates Earnings Guidance

Las Vegas – NV Energy, Inc. (NYSE: NVE) today announced financial results for the three months ended March 31, 2012.

NV Energy, Inc.

Consolidated Results

Three Months Ended March 31,

Net Income		EPS
($ in millions)		(diluted)
2012	2011	2012	2011
$12.2	$2.3	$0.05	$0.01

“Results for the first quarter met our expectations,” said Michael Yackira, NV Energy president and chief executive officer. “Earnings increased despite mild weather, largely due to higher income associated with our investment in the Harry Allen generating station. Operating and maintenance expenses were virtually unchanged, reflecting the continued success of our cost control efforts.”

Dividend Increase and Earnings Guidance

The Company also announced that its board of directors has declared a cash dividend of $0.17 per share, payable June 20, 2012 to shareholders of record on June 5, 2012. The company paid a quarterly dividend of $0.13 per share in March 2012. Assuming continuation of the $0.17 quarterly payment for the remainder of this year, total dividends for 2012 would be $0.64 per share, a 31 percent increase compared to the $0.49 paid in 2011.

“The dividend increase we announce today demonstrates our confidence that NV Energy is entering a period of more stable earnings and sustained free cash flow,” said Mr. Yackira. “In 2012, we expect to earn between $1.15 and $1.25 per share, resulting in a dividend payout ratio of approximately 50 percent.

“Our policy will be to target a dividend payout ratio in the range of 55 to 65 percent. Given our current expectations for earnings and cash flow, this should allow us to increase dividends by about 10 percent annually for the next few years. Thereafter, our policy will be to grow dividends in line with sustainable earnings growth,” Mr. Yackira said. “Earnings and free cash flow should be sufficient to achieve our target payout ratio while reducing debt, strengthening our capital structure and considering potential new investments.”

With the increase announced today, NV Energy has more than doubled its dividend since reinstating it in July 2007 at $0.08 per share. During this period the company also:

•	successfully completed a major generation expansion plan,

•	reduced reliance on purchased power,

•	increased its commitment to renewable energy,

•	expanded customer energy efficiency and conservation programs, and

•	began installing smart meters system-wide.

Key factors expected to drive financial results in 2012 and beyond are shown in the “First Quarter 2012: Financial Results” presentation posted on www.nvenergy.com this morning.

Management’s earnings expectations assume normal weather and other drivers listed in the presentation. The declaration of future dividends is at the discretion of the Board of Directors and is subject to numerous factors that ordinarily affect dividend policy, including the results of NV Energy operations and its financial position as well as general economic and business conditions.

Webcast Scheduled for 7 a.m. PDT today, Tuesday, May 8, 2012

Senior management of NV Energy will review the company’s first quarter 2012 financial results and other matters during a conference call and live webcast today, Tuesday, May 8, at 7 a.m. Pacific Daylight Time.

The webcast will be accessible on the NV Energy website at: www.nvenergy.com.

A taped replay will be available on the company’s website and by telephone for approximately 30 days. To listen to the replay by telephone, call (800) 475-6701. International callers should dial (320) 365-3844. Use the conference call access code, 244930.

May 16 Investor Meeting and Webcast

NV Energy’s senior management will host a meeting with the financial community on Wednesday, May 16, 2012 in New York. The presentation will be accessible to the public via webcast on www.nvenergy.com.

Headquartered in Las Vegas, NV Energy, Inc. is a holding company whose principal subsidiaries, Nevada Power Company and Sierra Pacific Power Company, are doing business as NV Energy. Serving a combined 45,592 square-mile service territory, NV Energy provides a wide range of energy services and products to approximately 2.4 million citizens of Nevada and nearly 40 million tourists annually.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the future performance of NV Energy, Inc. and its subsidiaries, Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy. Forward-looking statements include earnings guidance and estimates or forecasts of operating and financial metrics. These statements reflect current expectations of future conditions and events and as such are subject to a variety of risks, uncertainties and assumptions that could cause actual results to differ materially from current expectations. These risks, uncertainties and assumptions include, but are not limited to, NV Energy Inc.’s ability to maintain access to the capital markets, NV Energy Inc.’s ability to receive dividends from its subsidiaries, the financial performance of NV Energy Inc.’s subsidiaries, particularly Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy, and the discretion of NV Energy Inc.’s Board of Directors with respect to the payment of future dividends based on its periodic review of factors that ordinarily affect dividend policy, such as current and prospective financial condition, earnings and liquidity, prospective business conditions, regulatory factors, and dividend restrictions in NV Energy Inc.’s and its subsidiaries’ financing agreements. For Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy, these risks and uncertainties include, but are not limited to, future economic conditions both nationally and regionally, changes in the rate of industrial, commercial and residential growth in their service territories, their ability to procure sufficient renewable energy sources in each compliance year to satisfy the Nevada Renewable Energy Portfolio Standard, changes in environmental laws and regulations, construction risks, including but not limited to those associated with the ON Line project, their ability to maintain access to the capital markets for general corporate purposes and to finance construction projects, employee workforce factors, unseasonable weather, drought, wildfire and other natural phenomena, explosions, fires, accidents, mechanical breakdowns that may occur while operating and maintaining an electric and natural gas system, their ability to purchase sufficient fuel, natural gas and power to meet their power demands and natural gas demands for Sierra Pacific Power Company d/b/a NV Energy, financial market conditions, and unfavorable rulings in their pending and future regulatory filings. Further risks, uncertainties and assumptions that may cause actual results to differ from current expectations pertain to weather conditions, customer and sales growth, plant outages, operations and maintenance expense, depreciation and allowance for funds used during construction, interest rates and expense, cash flow and regulatory matters. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of NV Energy, Inc., Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy are contained in their Annual Reports on Form 10-K for the year ended December 31, 2011, each filed with the Securities and Exchange Commission. NV Energy Inc., Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy undertake no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

NV ENERGY, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in Thousands, Except Share Amounts)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
OPERATING REVENUES	$611,420	$640,983

OPERATING EXPENSES:
Fuel for power generation	117,035	146,338
Purchased power	117,116	135,016
Gas purchased for resale	31,617	52,632
Deferred energy	(11,739)	(1,952)
Energy efficiency program costs	19,425	—
Other operating expenses	103,601	105,974
Maintenance	32,526	29,762
Depreciation and amortization	90,862	83,102
Taxes other than income	14,509	16,245

Total Operating Expenses	514,952	567,117

OPERATING INCOME	96,468	73,866

OTHER INCOME (EXPENSE):
Interest expense (net of AFUDC-debt: $1,595 and $6,210)	(77,931)	(77,343)
Interest income (expense) on regulatory items	(2,202)	(888)
AFUDC-equity	1,932	7,642
Other income	4,194	2,984
Other expense	(3,060)	(4,656)

Total Other Income (Expense)	(77,067)	(72,261)

Income Before Income Tax Expense	19,401	1,605

Income tax expense (benefit)	7,228	(725)

NET INCOME	12,173	2,330

Other comprehensive income (loss):
Change in compensation retirement benefits liability and amortization (Net of taxes $(89) and $(615))	155	1,142
Change in market value of risk management assets and liabilities (Net of taxes $141 in 2012)	(246)	—

OTHER COMPREHENSIVE INCOME (LOSS)	(91)	1,142

COMPREHENSIVE INCOME	$12,082	$3,472

Amount per share basic and diluted
Net income per share - basic and diluted	$0.05	$0.01

Weighted Average Shares of Common Stock Outstanding - basic	235,999,750	235,526,425

Weighted Average Shares of Common Stock Outstanding - diluted	237,526,863	236,784,658

Dividends Declared Per Share of Common Stock	$0.13	$0.12

NV ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Share Amounts)

(Unaudited)

	March 31,	December 31,
	2012	2011
ASSETS

Current Assets:
Cash and cash equivalents	$100,335	$145,944
Accounts receivable less allowance for uncollectible accounts:
2012 - $6,453; 2011 - $8,150	325,388	355,091
Materials, supplies and fuel, at average cost	130,628	129,663
Current income taxes receivable	82	82
Deferred income taxes	117,079	104,958
Other current assets	49,802	36,782

Total Current Assets	723,314	772,520

Utility Property:
Plant in service	11,955,428	11,923,717
Construction work-in-progress	556,170	487,427

Total	12,511,598	12,411,144
Less accumulated provision for depreciation	3,240,688	3,184,071

Total Utility Property, Net	9,270,910	9,227,073

Investments and other property, net	59,273	57,021

Deferred Charges and Other Assets:
Deferred energy	99,566	102,525
Regulatory assets	1,174,069	1,186,127
Regulatory asset for pension plans	212,259	215,656
Other deferred charges and assets	88,020	74,206

Total Deferred Charges and Other Assets	1,573,914	1,578,514

TOTAL ASSETS	$11,627,411	$11,635,128

(Continued)

NV ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Share Amounts)

(Unaudited)

	March 31, 2012	December 31, 2011

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Current maturities of long-term debt	$138,048	$139,985
Accounts payable	270,828	312,990
Accrued expenses	97,816	128,144
Deferred energy	233,071	245,164
Other current liabilities	68,489	65,572

Total Current Liabilities	808,252	891,855

Long-term debt	5,035,066	5,008,931

Commitments and Contingencies

Deferred Credits and Other Liabilities:
Deferred income taxes	1,311,996	1,306,510
Deferred investment tax credit	15,500	16,140
Accrued retirement benefits	94,572	92,351
Regulatory liabilities	503,911	486,259
Other deferred credits and liabilities	470,633	427,003

Total Deferred Credits and Other Liabilities	2,396,612	2,328,263

Shareholders’ Equity:
Common stock, $1.00 par value; 350 million shares authorized 235,999,750 issued and outstanding for 2012 and 2011	236,000	236,000
Other paid-in capital	2,713,736	2,713,736
Retained earnings	445,770	464,277
Accumulated other comprehensive loss	(8,025)	(7,934)

Total Shareholders’ Equity	3,387,481	3,406,079

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$11,627,411	$11,635,128

(Concluded)

NV ENERGY, INC.

CONSOLIDATED CASH FLOW HIGHLIGHTS AND OPERATING STATISTICS

(unaudited)

CONSOLIDATED CASH FLOW HIGHLIGHTS

(dollars in thousands)

	Three Months Ended March 31,
	2012	2011	Change from Prior Year
Net Cash from Operating Activities	$67,316	$85,523	(21.3)%

Additions to Utility Plant (Excluding AFUDC-Equity)	$(115,817)	$(144,097)	(19.6)%

ELECTRIC SALES - MWh’s

(in thousands)

	Three Months Ended March 31,
	2012	2011	Change from Prior Year	Change in Average Customers
Residential	2,136	2,123	0.6%	1.3%
Commercial	1,616	1,570	2.9%	(0.3)%
Industrial	2,285	2,300	(0.7)%	(2.6)%

TOTAL RETAIL	6,037	5,993	0.7%	1.1%

GAS SALES - Dth

(in thousands)

	Three Months Ended March 31,
	2012	2011	Change from Prior Year
Residential	3,708	3,962	(6.4)%
Commercial	1,879	2,001	(6.1)%
Industrial	476	571	(16.6)%

TOTAL RETAIL	6,063	6,534	(7.2)%

ELECTRIC SOURCES - MWh’s

(in thousands)

	Three Months Ended March 31,
	2012	2011	Change from Prior Year
Generated	4,465	3,822	16.8%
Purchased	2,037	2,682	(24.0)%

TOTAL	6,502	6,504

DEGREE DAYS

	Three Months Ended March 31,
	2012	2011	Change from Prior Year	Normal
SOUTH
Heating	924	1,046	(11.7)%	1,035
Cooling	41	32	28.1%	29

NORTH
Heating	2,128	2,315	(8.1)%	2,228
Cooling	—	—	—%	—

NEVADA POWER COMPANY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Dollars in Thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011
OPERATING REVENUES	$395,688	$390,068

OPERATING EXPENSES:
Fuel for power generation	80,549	101,070
Purchased power	81,531	95,566
Deferred energy	2,171	6,730
Energy efficiency program costs	15,774	—
Other operating expenses	66,462	65,101
Maintenance	23,073	22,337
Depreciation and amortization	64,990	57,673
Taxes other than income	8,454	10,058

Total Operating Expenses	343,004	358,535

OPERATING INCOME	52,684	31,533

OTHER INCOME (EXPENSE):
Interest expense (net of AFUDC-debt: $1,179 and $5,790)	(54,405)	(52,033)
Interest income (expense) on regulatory items	(2,016)	635
AFUDC-equity	1,413	7,098
Other income	1,709	1,546
Other expense	(1,346)	(2,732)

Total Other Expense	(54,645)	(45,486)

Loss Before Income Tax Expense	(1,961)	(13,953)

Income tax benefit	(645)	(4,933)

NET LOSS	(1,316)	(9,020)

Other comprehensive income (loss):
Change in compensation retirement benefits liability and amortization (Net of taxes $(32) and $(405))	63	753

COMPREHENSIVE LOSS	$(1,253)	$(8,267)

NEVADA POWER COMPANY

CONSOLIDATED OPERATING STATISTICS

(unaudited)

ELECTRIC SALES - MWh’s

(in thousands)

	Three Months Ended March 31,
	2012	2011	Change from Prior Year	Change in Average Customers
Residential	1,536	1,528	0.5%	1.5%
Commercial	957	915	4.6%	0.1%
Industrial	1,652	1,697	(2.7)%	(2.5)%

TOTAL RETAIL	4,145	4,140	0.1%	1.4%

ELECTRIC SOURCES - MWh’s

(in thousands)

	Three Months Ended March 31,
	2012	2011	Change from Prior Year
Generated	3,287	2,773	18.5%
Purchased	1,026	1,583	(35.2)%

TOTAL	4,313	4,356

SIERRA PACIFIC POWER COMPANY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in Thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011
OPERATING REVENUES:
Electric	$169,806	$178,617
Gas	45,922	72,294

Total Operating Revenues	215,728	250,911

OPERATING EXPENSES:
Fuel for power generation	36,486	45,268
Purchased power	35,585	39,450
Gas purchased for resale	31,617	52,632
Deferral of energy - electric - net	(12,670)	(11,931)
Deferral of energy - gas - net	(1,240)	3,249
Energy efficiency program costs	3,651	—
Other operating expenses	36,432	40,216
Maintenance	9,453	7,425
Depreciation and amortization	25,872	25,429
Taxes other than income	5,863	6,024

Total Operating Expenses	171,049	207,762

OPERATING INCOME	44,679	43,149

OTHER INCOME (EXPENSE):
Interest expense (net of AFUDC-debt: $416 and $420)	(16,973)	(16,946)
Interest income (expense) on regulatory items	(186)	(1,523)
AFUDC-equity	519	544
Other income	2,183	1,264
Other expense	(1,335)	(1,594)

Total Other Income (Expense)	(15,792)	(18,255)

Income Before Income Tax Expense	28,887	24,894

Income tax expense	10,243	8,318

NET INCOME	18,644	16,576

Other comprehensive income:
Change in compensation retirement benefits liability and amortization (Net of taxes $(23) and $(841))	42	1,561

COMPREHENSIVE INCOME	$18,686	$18,137

SIERRA PACIFIC POWER COMPANY

CONSOLIDATED OPERATING STATISTICS

(unaudited)

ELECTRIC SALES - MWh’s

(in thousands)

	Three Months Ended March 31,
	2012	2011	Change from Prior Year	Change in Average Customers
Residential	600	595	0.8%	0.6%
Commercial	659	655	0.6%	(1.1)%
Industrial	633	603	5.0%	(3.7)%

TOTAL RETAIL	1,892	1,853	2.1%	0.3%

GAS SALES - Dth

(in thousands)

	Three Months Ended March 31,
	2012	2011	Change from Prior Year
Residential	3,708	3,962	(6.4)%
Commercial	1,879	2,001	(6.1)%
Industrial	476	571	(16.6)%

TOTAL RETAIL	6,063	6,534	(7.2)%

ELECTRIC SOURCES - MWh’s

(in thousands)

	Three Months Ended March 31,
	2012	2011	Change from Prior Year
Generated	1,178	1,049	12.3%
Purchased	1,011	1,099	(8.0)%

TOTAL	2,189	2,148

Consolidated gross margin is presented by NV Energy, Inc. in order to provide information that management believes aids the reader in determining how profitable the Utilities’ electric and gas businesses are at the most fundamental level. Consolidated gross margin, which is a “non-GAAP financial measure” as defined in accordance with SEC rules, provides a measure of income available to support the other operating expenses of the business and is utilized by management in its analysis of its business.

NV Energy, Inc. believes presenting consolidated gross margin allows the reader to assess the impact of the Utilities’ regulatory treatment and their overall regulatory environment on a consistent basis. Consolidated gross margin, as a percentage of revenue, is primarily impacted by the fluctuations in regulated utility electric and natural gas supply costs versus the fixed rates collected from utility customers. While these fluctuating costs impact gross margin as a percentage of revenue, they only impact gross margin amounts if the costs cannot be passed through to utility customers. Consolidated gross margin, which NV Energy, Inc. calculates as operating revenues less energy and energy efficiency program costs, provides a measure of income available to support the other operating expenses of the Utilities. Consolidated gross margin changes are based primarily on the Utilities’ general base rate adjustments (which are required to be filed by statute every three years). Reconciliations between GAAP operating income and gross margin are provided in the table herein. These non-GAAP measures should not be considered as substitutes for the GAAP measures.

NV Energy, Inc.

Consolidated Gross Margin

(dollars in thousands)

	Three Months Ended March 31,
	2012	2011	Change from Prior Year %
Operating Revenues:	$611,420	$640,983	(4.6)%

Energy Costs:
Fuel for power generation	117,035	146,338	(20.0)%
Purchased power	117,116	135,016	(13.3)%
Gas purchased for resale	31,617	52,632	(39.9)%
Deferred energy	(11,739)	(1,952)	501.4%
Energy efficiency program costs	19,425	—	N/A

	$273,454	$332,034	(17.6)%

Gross Margin	$337,966	$308,949	9.4%

Other operating expenses	103,601	105,974
Maintenance	32,526	29,762
Depreciation and amortization	90,862	83,102
Taxes other than income	14,509	16,245

Operating Income	$96,468	$73,866	30.6%